Exhibit 99.1

SECOND AMENDMENT
TO THE
2009 LONG TERM INCENTIVE PLAN OF
ENERGY PARTNERS, LTD.

Section 3(a) of the Energy Partners, Ltd. 2009 Long Term Incentive Plan, effective as of September 21, 2009 (the “2009 LTIP”), as amended on May 26, 2011, is hereby amended and restated to read in its entirety as follows:

“3. Shares Available Under the Plan.  (a)  Subject to adjustment as provided in Section 3(b) and Section 13 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares, Performance Units or Restricted Stock Units that have been earned shall not exceed in the aggregate 3,574,000 shares of Common Stock, plus any shares described in Section 3(b).  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.”

Duly adopted effective as of the 3rd day of May, 2013.

EPL Oil & Gas, Inc.

By:	/s/ David P. Cedro
David P. Cedro Senior Vice President, Chief Accounting Officer, Treasurer and Corporate Secretary